Exhibit 99.8

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

FIRST AMENDMENT AGREEMENT (this “Amendment”), dated as of October 4, 2021, by and among MARFRIG GLOBAL FOODS S.A., as Borrower (“Borrower”), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Lender (“Lender”), and BANCO J.P.MORGAN S.A., as Collateral Agent (“Collateral Agent”).

RECITALS:

WHEREAS, reference is made to the Loan Agreement dated as of June 7, 2021 (the “Loan Agreement”) by and among Borrower, Lender and Collateral Agent;

WHEREAS, Borrower and Lender have mutually agreed to certain modifications to the Collateral under the Loan Agreement and to certain covenants thereunder on the terms, and subject to the conditions, set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.             Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in Annex A hereto has the meaning assigned to such term in Annex A hereto.

Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby. For the avoidance of doubt, after the Amendment Effective Date (as defined below), any references to “date hereof,” or “date of this Agreement,” in the Loan Agreement shall continue to refer to June 7, 2021.

2.             Amendments to Loan Agreement. Effective on and as of the Amendment Effective Date the Loan Agreement is hereby amended by incorporating the changes shown in the blackline attached as Annex A hereto;

3.             Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions precedent (the date of such effectiveness, the “Amendment Effective Date”):

a.	Lender shall have received each of the following documents, duly executed, each dated as of the Amendment Effective Date (except in the case of lien searches, which shall be dated on or prior to the Amendment Effective Date), in each case, in form and substance reasonably satisfactory to Lender:

i.   duly executed counterparts of this Amendment, the Share Lending Agreement and the Share Lending Credit Rights Security Agreement;

ii.   a certificate of a Responsible Officer of Borrower, dated the Amendment Effective Date, which shall (A) certify the resolutions of its general partner, board of directors, board of managers, equivalent governing body, or shareholders, as applicable, authorizing the execution, delivery and performance of the Collar Loan Documentation being executed and delivered in connection with this Amendment to which it is a party and the Collar Loan Transactions to be consummated by it on such date, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers of Borrower authorized to sign the Collar Loan Documentation being executed and delivered in connection with this Amendment to which Borrower is a party (including pursuant to any powers of attorney), and (C) certify certain appropriate attachments, including (x) the Organization Documents of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and copies of all shareholders or board of directors resolutions required for the execution, delivery and performance of the Collar Loan Documentation, as requested by Lender and its counsel, (y) if applicable, a good standing certificate for Borrower from its jurisdiction of organization;

iii.   a solvency certificate from a Responsible Officer of Borrower;

iv.   (A) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under New York law, and (B) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under Brazilian law;

v.   other appropriate evidence from filing offices or central securities depository of each jurisdiction as may be necessary to perfect the security interests created by each Security Agreement (including filing of the Share Lending Credit Rights Security Agreement with the Brazilian Registry of Deeds and Documents); and

vi.   such other certificates or documents as Lender reasonably may require.

b.	All documented fees and expenses required to be paid under the Collar Loan Documentation on or before the Amendment Effective Date, including counsel fees invoiced prior to the Amendment Effective Date and UCC financing statement search and filing fees, shall have been paid.

c.	Each of the representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Amendment Effective Date.

d.	Since the date of the Loan Agreement, no event or condition shall have resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

e.	No Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event shall have occurred and be continuing or would result from the effectiveness of this Amendment.

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f.	Lender (or an Affiliate thereof) shall have received a number of Shares equal to the Number of Transaction Shares in accordance with the Share Lending Agreement.

g.	The Collateral Requirement shall have been satisfied in all respects.

4.             Representations and Acknowledgements.

a.	Borrower represents and warrants that (i) the representations and warranties made by it in the Loan Agreement (as amended hereby) and the other Collar Loan Documentation are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects, on and as of the date of this Amendment with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects as of such earlier date), (ii) no Default, Event of Default, Collateral Event of Default, Early Collar Termination Event, Market Disruption Event or Potential Adjustment Event has occurred and is continuing on the date hereof and (iii) since the date of the Loan Agreement, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

b.	On the date of the Loan Agreement and the Amendment Effective Date, Borrower made the representations and warranties set forth in Article 3 thereof as in effect at such time. Nothing in this Amendment shall be deemed to constitute an amendment or modification of, or a waiver with respect to, any of such representations and warranties made at such time.

5.             Evidence of Consent. By executing a signature page hereto, each party to this Amendment hereby evidences its agreement to the amendments and modifications set forth herein.

6.             Confirmation of Security Interests. By signing this Amendment, Borrower hereby confirms that (a) its obligations under the Loan Agreement, as modified or supplemented hereby, (i) are entitled to the benefits of the security interests set forth or created in the Security Agreement(s) and (ii) constitute “Obligations” and “Secured Obligations” or any other similar terms for purposes of such Security Agreement(s) and (b) notwithstanding the effectiveness of the terms hereof, the security interests granted by it pursuant to the Security Agreement(s) are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects (after giving effect to the amendments set forth herein). Borrower ratifies and confirms that all Liens granted, conveyed, or assigned to the secured party or fiduciary assignnee, as the case may be, by it pursuant to the Security Agreement(s) remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations, as modified hereby. All rights and remedies that each of Lender and the Collateral Agent may have now or in the future under the Collar Loan Documentation and applicable law are expressly reserved.

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7.             Collar Loan Documentation. This Amendment constitutes “Collar Loan Documentation” entered into in connection with the Loan Agreement. The terms of Sections 8.01, 8.06 (b) - (e), 8.08, 8.09 and 8.14 of the Loan Agreement shall apply mutatis mutandis to this Amendment as if such provisions were fully set forth herein.

8.             Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.             Governing Law. This Amendment shall be governed by, and construed in accordance with, laws of the State of New York.

10.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its duly authorized representative as of the date first above written.

BORROWER:

MARFRIG GLOBAL FOODS S.A. as Borrower

By:	/s/ Tang David
Name: Tang David
Title: Chief Financial Officer

By:	/s/ Rodrigo Marçal Filho
Name: Rodrigo Marçal Filho
Title: Director

[Signature Page to First Amendment Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH as Lender

By:	/s/ Toby Smith
Name: Toby Smith
Title: Managing Director J.P. Morgan 25 Bank Street, London E14 5JP

[Signature Page to First Amendment Agreement]

BANCO J.P.MORGAN S.A. as Collateral Agent

By:	/s/ Fabio Jorge Resegue
Name:Fabio Jorge Resegue
Title: Director

By:	/s/ Daniel Barreto
Name:Daniel Barreto
Title: Director

[Signature Page to First Amendment Agreement]

ANNEX A

Amended Loan Agreement

[Attached]